                             AMENDED AND RESTATED

                           ASSET PURCHASE AGREEMENT

                                 By and Among

                      KENNY INDUSTRIAL SERVICES, L.L.C.,

                              J.L. MANTA, INC.,

                                     and

                        U.S. INDUSTRIAL SERVICES, INC.

                                 dated as of

                              November 30, 1998

                                 TABLE OF CONTENTS

Section 1.     Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . .1

Section 2.     Basic Transaction.. . . . . . . . . . . . . . . . . . . . . . .7

     (a)       Purchase and Sale of Assets . . . . . . . . . . . . . . . . . .7

     (b)       Assumption of Liabilities . . . . . . . . . . . . . . . . . . .7

     (c)       Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . .7

     (d)       The Closing . . . . . . . . . . . . . . . . . . . . . . . . . .8

     (e)       Deliveries at the Closing . . . . . . . . . . . . . . . . . . .8

     (f)       Allocation. . . . . . . . . . . . . . . . . . . . . . . . . . .8

     (g)       Adjustment to Purchase Price. . . . . . . . . . . . . . . . . .9

     (h)       Consent of Stockholders . . . . . . . . . . . . . . . . . . . .9

     (i)       Assumption of Employee Benefit Plans. . . . . . . . . . . . . 10

     (j)       Withdrawal Liability. . . . . . . . . . . . . . . . . . . . . 10

Section 3.     Representations and Warranties of the Seller and the
                Stockholder. . . . . . . . . . . . . . . . . . . . . . . . . 10

     (a)       Organization; Qualification and Corporate Power . . . . . . . 10

     (b)       Capitalization. . . . . . . . . . . . . . . . . . . . . . . . 11

     (c)       Noncontravention. . . . . . . . . . . . . . . . . . . . . . . 11

     (d)       Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . 11

     (e)       Title to Assets . . . . . . . . . . . . . . . . . . . . . . . 11

     (f)       Subsidiaries; Joint Ventures. . . . . . . . . . . . . . . . . 12

     (g)       Financial Statements. . . . . . . . . . . . . . . . . . . . . 12

     (h)       Events Subsequent to Most Recent Fiscal Year End. . . . . . . 12

     (i)       Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . 15

     (j)       Legal Compliance. . . . . . . . . . . . . . . . . . . . . . . 15

     (k)       Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . 15

     (l)       Real Property . . . . . . . . . . . . . . . . . . . . . . . . 15

     (m)       Intellectual Property . . . . . . . . . . . . . . . . . . . . 18

     (n)       Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . 19

     (o)       Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     (p)       Notes and Accounts Receivable . . . . . . . . . . . . . . . . 21

     (q)       Unbilled Revenues . . . . . . . . . . . . . . . . . . . . . . 21

     (r)       Powers of Attorney. . . . . . . . . . . . . . . . . . . . . . 21

     (s)       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     (t)       Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 22

                               TABLE OF CONTENTS
                                   CONTINUED

     (u)       Warranty. . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     (v)       Liability . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     (w)       Employees . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     (x)       Collective Bargaining Agreements. . . . . . . . . . . . . . . 23

     (y)       Employee Benefits . . . . . . . . . . . . . . . . . . . . . . 23

     (z)       Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . 25

     (aa)      Environment, Health, and Safety.. . . . . . . . . . . . . . . 25

     (bb)      Certain Business Relationships with the Seller. . . . . . . . 26

     (cc)      Conformance with Standard of Care . . . . . . . . . . . . . . 26

     (dd)      Relationships with Customers. . . . . . . . . . . . . . . . . 26

     (ee)      Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . 27

     (ff)      Claims with Respect to Stock Purchase . . . . . . . . . . . . 27

     (gg)      Board Approval. . . . . . . . . . . . . . . . . . . . . . . . 27

Section 4.     Representations and Warranties of the Buyer . . . . . . . . . 27

     (a)       Organization of the Buyer . . . . . . . . . . . . . . . . . . 27

     (b)       Authorization of Transaction. . . . . . . . . . . . . . . . . 27

     (c)       Noncontravention. . . . . . . . . . . . . . . . . . . . . . . 27

     (d)       Hart-Scott-Rodino  Filing . . . . . . . . . . . . . . . . . . 28

     (e)       Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . 28

Section 5.     Pre-Closing Covenants . . . . . . . . . . . . . . . . . . . . 28

     (a)       General . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

     (b)       Notices and Consents. . . . . . . . . . . . . . . . . . . . . 28

     (c)       Operation of Business . . . . . . . . . . . . . . . . . . . . 28

     (d)       Preservation of Business. . . . . . . . . . . . . . . . . . . 28

     (e)       Full Access . . . . . . . . . . . . . . . . . . . . . . . . . 28

     (f)       Notice of Developments. . . . . . . . . . . . . . . . . . . . 29

     (g)       Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . . 29

     (h)       Transition. . . . . . . . . . . . . . . . . . . . . . . . . . 29

Section 6.     Post-Closing Covenants. . . . . . . . . . . . . . . . . . . . 29

     (a)       General . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

     (b)       Litigation Support. . . . . . . . . . . . . . . . . . . . . . 29

     (c)       Confidentiality . . . . . . . . . . . . . . . . . . . . . . . 29

     (d)       Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

     (e)       Employees . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                               TABLE OF CONTENTS
                                   CONTINUED

     (f)       Financing . . . . . . . . . . . . . . . . . . . . . . . . . . 30

     (g)       Title Insurance . . . . . . . . . . . . . . . . . . . . . . . 30

Section 7.     Conditions to Obligation to Close . . . . . . . . . . . . . . 30

     (a)       Conditions to Obligation of the Buyer . . . . . . . . . . . . 30

     (b)       Conditions to Obligation of the Seller. . . . . . . . . . . . 31

Section 8.     Survival and Indemnification. . . . . . . . . . . . . . . . . 32

     (a)       Survival of Representations, Warranties and Covenants . . . . 32

     (b)       Indemnification Provisions for the Benefit of the Buyer . . . 32

     (c)       Indemnification Provisions for the Benefit of the Seller. . . 33

     (d)       Matters Involving Third Parties . . . . . . . . . . . . . . . 33

     (e)       Adverse Consequences. . . . . . . . . . . . . . . . . . . . . 34

     (f)       Recoupment. . . . . . . . . . . . . . . . . . . . . . . . . . 34

     (g)       Indemnification Payments. . . . . . . . . . . . . . . . . . . 34

     (h)       Other Indemnification Provisions. . . . . . . . . . . . . . . 34

Section 9.     Termination . . . . . . . . . . . . . . . . . . . . . . . . . 35

     (a)       Termination of Agreement. . . . . . . . . . . . . . . . . . . 35

     (b)       Effect of Termination . . . . . . . . . . . . . . . . . . . . 35

     (c)       Specific Performance. . . . . . . . . . . . . . . . . . . . . 35

Section 10.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 35

     (a)       Press Releases and Public Announcements . . . . . . . . . . . 35

     (b)       No Third-Party Beneficiaries. . . . . . . . . . . . . . . . . 35

     (c)       Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 35

     (d)       Succession and Assignment . . . . . . . . . . . . . . . . . . 36

     (e)       Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 36

     (f)       Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . 36

     (g)       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

     (h)       Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . 37

     (i)       Amendments and Waivers. . . . . . . . . . . . . . . . . . . . 37

     (j)       Severability. . . . . . . . . . . . . . . . . . . . . . . . . 37

     (k)       Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . 37

     (l)       Construction. . . . . . . . . . . . . . . . . . . . . . . . . 38

     (m)       Incorporation of Exhibits and Schedules . . . . . . . . . . . 38

     (n)       Specific Performance. . . . . . . . . . . . . . . . . . . . . 38

     (o)       Submission to Jurisdiction. . . . . . . . . . . . . . . . . . 38

 EXHIBITS

     Exhibit A -    Form of First Promissory Note
     Exhibit B -    Form of Second Promissory Note
     Exhibit C -    Form of Third Promissory Note
     Exhibit D -    Form of Fourth Promissory Note
     Exhibit E -    Form of Assignment
     Exhibit F -    Form of Assumption
     Exhibit G -    Stockholders Consent
     Exhibit H -    Shareholder Consent
     Exhibit I -    Financial Statements
     Exhibit J -    Form of Legal Opinion of Counsel to Seller
     Exhibit K-     Form of Employee Consent

SCHEDULE 1

DISCLOSURE SCHEDULE

                           ASSET PURCHASE AGREEMENT

     Agreement entered into as of November 30, 1998 (the "AGREEMENT"), by and among Kenny Industrial Services, L.L.C., a Delaware limited liability company (the "BUYER"), J.L. Manta, Inc., an Illinois corporation (the "SELLER"), and U.S. Industrial Services, Inc., a Delaware corporation, (the "STOCKHOLDER"). The Buyer, the Seller and the Stockholder are referred to collectively herein as the "PARTIES" and individually referred to as a "PARTY."

     This Agreement amends and restates the Asset Purchase Agreement dated November 23, 1998 by and among the Buyer, the Seller and the Stockholder.

     This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets (and assume certain of the liabilities) of the Seller in return for cash and promissory notes.

     Now, therefore, in consideration of the premises and the actual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

          Section 1.     DEFINITIONS.

     "ACCOUNTANT" shall have the meaning set forth in Section 2(g)(ii) below.

     "ACQUIRED ASSETS" means all right, title, and interest in and to all of the assets of the Seller, INCLUDING all of its (a) tangible personal property (such as inventories of raw materials, supplies, packaging goods, and finished goods, equipment, manufactured and purchased parts, machinery, goods in process, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (b) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (c) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, exemptions, and similar rights obtained from governments and governmental agencies (the "PERMITS"), (d) Intellectual Property (including but not limited to the names "J.L. Manta" and "HMS Services" and all variations thereon), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (e) real property, fixtures, improvements, and fittings thereon, leaseholds and subleaseholds therein, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (f) leases, subleases, and rights thereunder, (g) prepayments, prepaid expenses, and deferred items, claims, deposits, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to the payment of Taxes), (h) accounts, notes, and other receivables (including all receivables of P.W. Stevens, St. Louis), (i) securities, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (k) Cash, including any proceeds from the sale of the real property at 7525 South Chicago Avenue, Chicago, Illinois, (l) all rights of Stockholder under the Stock Purchase Agreement (as defined below), and (m) all interest in United Trades Insurance Company, a Cayman Islands exempt stock insurance company; PROVIDED, HOWEVER, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer, and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) any of the rights of the Seller under this Agreement, or (iii) those certain obligations not to exceed $2,800,000 owing from the Stockholder to the Seller (the "USIS OBLIGATIONS").

     "ADJUSTED PURCHASE PRICE" shall have the meaning set forth in Section 2(c) below.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunction, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AGREEMENT" has the meaning set forth in the preface above.

     "ASSOCIATE" when used to indicate a relationship with any person means
(i) any corporation, partnership, limited liability company or other entity of which such person is an officer, manager, member or partner or is, directly or indirectly, the beneficial owner of any class of equity securities, partnership interests or membership interests; or (ii) any trust or other estate in which such person has a beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; or (iii) any relative or spouse of such person, or any relative of such spouse; or
(iv) any corporation, partnership, limited liability company of which any relative or spouse of such person, or any relative of such spouse, is an officer, manager, member or partner or is, directly or indirectly, the beneficial owner of any class of equity securities, partnership interests or membership interests; or (v) any trust or other estate in which any relative or spouse of such person, or any relative of such spouse, has a beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity.

     "ASSUMED LIABILITIES" means (a) all trade account payables and accrued expenses of the Seller which arose in the ordinary course of business and are set forth on the Most Recent Balance Sheet, (b) all trade account payables and accrued expenses of the Seller which have arisen after the Most Recent Balance Sheet in the ordinary course of business, (c) all obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets, either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, (d) all lease obligations of the Seller not to exceed $3,500,000 under the Equipment Lease Agreement dated August 14, 1998 by and between LaSalle National Leasing Corporation and the Seller, (e) all indebtedness of the Seller not to exceed $4,900,000 under the Credit Agreement dated February 2, 1998 by and between the Seller and LaSalle National Bank, (f) all Liabilities and obligations of the Seller under its Employee Benefit Plans, (g) any obligations under the collective bargaining agreements specifically listed in Section 3(x) of the Disclosure Schedule and obligations that are contemplated by any successor clause in such collective bargaining agreements, and (h) all other Liabilities and obligations of the Seller set forth on Schedule 1 attached hereto under an express statement to the effect that the definition of Assumed Liabilities will include the Liabilities and obligations so disclosed; PROVIDED, HOWEVER, that the Assumed Liabilities shall not include
(i) any Liability of the Seller for unpaid Taxes or for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby, (ii) any obligation of the Seller to indemnify any Person (including the Stockholder) by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iii) any

Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (iv) any Liability or obligation of the Seller under this Agreement.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or which is reasonably likely to form the basis for any specified consequence.

     "BUYER" has the meaning set forth in the preface above.

     "BUYER'S TRANSACTION DOCUMENTS" means this Agreement, the Promissory Notes, and any and all other documents required to be executed and delivered by the Buyer at the Closing.

     "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "CLOSING" has the meaning set forth in Section 2(d) below.

     "CLOSING DATE" has the meaning set forth in Section 2(d) below.

     "CLOSING DATE BALANCE SHEET" has the meaning set forth in Section 2(g) below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any information concerning the business and affairs of the Seller which the Seller currently regards or treats as confidential and proprietary and that is not generally available to the public as of the date of this Agreement.

     "CONTRACT STATEMENT" has the meaning set forth in Section 3(o)(xiii) below.

     "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

     "CUSTOMER CONTRACTS" means all of the Seller's contracts, purchase orders, customer accounts, time and material accounts, and other rights to provide services to customers of the Seller, whether oral or written, in force and effect as of the Closing Date, other than (i) fixed price or lump-sum contracts and agreements which provide for lump-sum or fixed-price payments to the Seller of less than $300,000, or (ii) "time and materials" contracts and agreements in respect of which the Seller has earned revenue of less than $300,000 for the 12 months prior to the date hereof or in respect of which the Seller is anticipated to earn revenue of less than $300,000 for the 12 months prior to the Closing Date.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

     "DRAFT CLOSING DATE BALANCE SHEET" has the meaning set forth in Section 2(g) below.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, or (e) any bonus, incentive, severance, stock option, stock purchase, short-term disability plan or other material fringe benefit plan, program or arrangement, including policies concerning holidays, vacations and salary continuation during short absences for illness or otherwise.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(1).

     "ENCUMBRANCES" means any liens, charges, mortgages, suretyships, attachments, encumbrances, pledges, Security Interests, Taxes, options, warrants, purchase rights, contracts, commitments, equities, demands, claims, exceptions, title defects, licenses, conditions, equitable interests, preemptive rights, rights of first refusal, restrictions of any kind.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Emergency Planning and Community Right to Know Act of 1986, the Hazardous Material Transportation Agreement, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees and rulings promulgated or entered thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials (including petroleum products and asbestos) or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes ("HAZARDOUS SUBSTANCES").

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESTIMATED STOCKHOLDER EQUITY" shall mean the Seller's good faith estimate of the Stockholder Equity as of the Closing Date as set forth on a certificate signed by an officer of the Seller delivered to the Buyer at least two business days prior to the Closing Date.

     "FINANCIAL STATEMENT" has the meaning set forth in Section 3(g) below.

     "FIRST PROMISSORY NOTE" has the meaning set forth in Section 2(c) below.

     "FORMER STOCKHOLDERS" has the meaning set forth in Section 3(ff) below.

     "FOURTH PROMISSORY NOTE" has the meaning set forth in Section 2(c) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HAZARDOUS SUBSTANCES" has the meaning set forth in the definition of Environmental, Health, and Safety Laws.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) below.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) below.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names (including but not limited to the names "J.L. Manta" and "HMS Services" and all variations thereon), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including customer and supplier lists, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "JOINT VENTURE" has the meaning set forth in Section 3(f)(ii) below.

     "JOINT VENTURE AGREEMENTS" has the meaning set forth in Section 3(f)(ii) below.

     "LANDLORD" has the meaning set forth in Section 5(l)(i) below.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Seller.

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 3(g) below.

     "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 3(g) below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3(g) below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

     "ORDINARY COURSE CONTRACTS" has the meaning set forth in Section 3(h)(ii) below.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" and "PARTIES" have the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERMITS" has the meaning set forth in the definition of Acquired Assets.

     "PERMITTED ENCUMBRANCES" means (i) liens for Taxes, assessments and other governmental charges not yet due and payable, or being contested in good faith by permissible proceedings and set forth in Section 3(e) and
Section 3(l) of the Disclosure Schedule; (ii) customary retention of title provisions contained in contracts with suppliers for purchase of goods or equipment entered into in the Ordinary Course of Business pending payment for such goods or equipment in accordance with customary payment terms; and (iii) mechanics', warehousemen's, landlords' and other similar statutory liens incurred in the Ordinary Course of Business; provided, however, that such statutory liens have not resulted from any failure to pay amounts due and owing in the Ordinary Course of Business; (iv) easements, rights-of-way, covenants, conditions and other restrictions which do not materially interfere with the present use, occupancy or operation of any real property owned or leased by the Seller; (v) roads and highways, spurs and switch tracts, and rights-of-way of any railroad serving any real property owned by Seller; (vi) planning, zoning, business and other similar governmental regulations; (vii) unrecorded easements or rights-of-way for any utilities providing  utility  services  to any real property owned by the Seller;
(viii) encroachments which do not materially interfere with the use, occupancy or operation of any real property owned by the Seller and which are disclosed on the survey for which affirmative title insurance coverage against removal in form reasonably satisfactory to Buyer is obtained at Seller's expense; (ix) all matters disclosed on the survey; and (x) the mortgage in favor of Northern Indiana Public Service Company in the original principal amount of $280,000. Set forth in Section 3(e) of the Disclosure
Schedule is a list or copies of such Permitted Encumbrances.

     "PERSON" means an individual, a general or limited partnership, a limited liability company, a limited liability partnership, a corporation (including any non-profit corporation), an association, a joint stock company, a trust, a joint venture, an estate, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PRELIMINARY PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

     "PROMISSORY NOTES" has the meaning set forth in Section 2(c) below.

     "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

     "REPRESENTATIVES" means directors, officers, employees, partners, affiliates, agents, advisors, or representatives of a Person.

     "REQUIRED CONSENTS" means the consents and approvals identified in
Section 5(b) of the Disclosure Schedule. The Seller will use its best efforts to receive and complete the Required Consents prior to Closing. After Closing, the Seller will use its reasonable best efforts to assist Buyer in securing the Required Consents that Buyer has not received before the Closing.

     "SECOND PROMISSORY NOTE" has the meaning set forth in Section 2(c) below.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, and (e) Permitted Encumbrances.

     "SELLER" has the meaning set forth in the preface above.

     "SELLER'S TRANSACTION DOCUMENTS" means this Agreement and any and all other documents required to be executed and delivered by the Seller at the Closing.

     "SHARE" means any share of the common stock, no par value per share, of the Seller.

     "SHAREHOLDER CONSENT" has the meaning set forth in Section 2(h).

     "STOCKHOLDER" has the meaning set forth in the preface above.

     "STOCKHOLDER EQUITY" means the stockholder equity of the Seller as computed in accordance with GAAP, provided the following items shall be excluded from the definition of Stockholder Equity: all prepaid expenses, the USIS Obligations, and all goodwill.

     "STOCKHOLDERS CONSENT" has the meaning set forth in Section 2(h).

     "STOCK PURCHASE AGREEMENT" has the meaning set forth in Section 3(ff) below.

     "SUBCONTRACT" means any subcontracts, agreements, contracts, or commitments with any subcontractors, vendors or suppliers of any labor or material with respect to any project which is the subject of any of the Customer Contracts, other than those that (i) can be terminated, without any cost or liability to the Seller, upon 30 days or less notice, or (ii) involve less than $10,000 when aggregated with all other such subcontracts, agreements, contracts or commitments.

     "SUBCONTRACT STATEMENT" has the meaning set forth in Section 3(o)(xiv) below.

     "SUBSIDIARY" means any corporation or other form of business organization with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other ownership interest or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors of other Person entitled to direct the management and control of such business organization.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec.
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including interest and penalty, or additions thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 8(d) below.

     "THIRD PROMISSORY NOTE" has the meaning set forth in Section 2(c) below.

     "USIS OBLIGATIONS" has the meaning set forth in the definition of Acquired Assets.

     "WARN" has the meaning set forth in Section 3(w) below.

          Section 2.     BASIC TRANSACTION.

          (a) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing free and clear of any Security Interests for the consideration with respect to the Acquired Assets specified below in this Section 2.

          (b) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

          (c) PURCHASE PRICE. The Buyer agrees to pay to the Seller at the Closing an amount equal to $23,000,000 less the amount, if any, by which the Estimated Stockholders Equity is less than $8,000,000 (the "PRELIMINARY PURCHASE PRICE"). The Preliminary Purchase Price shall be paid by the Buyer as follows: (i) an amount equal to the Preliminary Purchase Price less $20,000,000 shall be paid to the Seller by delivery of cash payable by wire transfer or delivery of other immediately available funds; (ii) a secured subordinated promissory note with a maturity date on the first anniversary of the issuance date of the promissory note (the "First Promissory Note") in the form attached hereto as Exhibit A in the aggregate principal amount of $1,000,000 shall be delivered to the Seller, (iii) a secured subordinated promissory note, $1,000,000 of which will mature on the second anniversary of the issuance date of the promissory note, $1,000,000 will mature on the third anniversary of the issuance date of the promissory note, and $1,000,000 will mature on the fourth anniversary of the issuance date of the promissory note (the "SECOND PROMISSORY NOTE") in the form attached hereto as Exhibit B in the aggregate principal amount of $3,000,000 shall be delivered to the Seller, (iv) a secured subordinated promissory note with a maturity date on the fourth anniversary of the issuance date of the promissory note (the "THIRD PROMISSORY NOTE") in the form attached hereto as Exhibit C in the aggregate principal amount of $1,000,000 shall be delivered to the Seller, and (v) a secured promissory note with a maturity date on or before December 15, 1998 (the "FOURTH PROMISSORY NOTE") in the form attached hereto as Exhibit D in the aggregate principal amount of $15,000,000 shall be delivered to the Seller. The First, Second, Third, and Fourth Promissory Notes will collectively be referred to as the "PROMISSORY NOTES". The Preliminary Purchase Price will be subject to post-Closing adjustment, as set forth in Section 2(g) below and, as so adjusted is referred to herein as the "ADJUSTED PURCHASE PRICE", and to additional post-Closing adjustment, and, as so additionally adjusted, is referred to herein as the "PURCHASE PRICE".

          (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago Illinois 60606, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine; provided, however, that the Closing Date shall be no later than November 30, 1998 (the "CLOSING DATE").

          (e) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) an assignment in the form attached hereto as Exhibit E, (B) for real property being sold and transferred to Buyer, Seller shall deliver to Buyer a recordable special warranty deed and such other instruments related thereto in order to cause such deed to be accepted for recording by the Lake County Recorder of Deeds, and (C) for Acquired Assets other than real property referred to in (B), such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may request; (iv) the Buyer will execute, acknowledge
     (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit F, (B) such other instruments of assumption as the Seller and its counsel may request and (C) all collateral documents necessary to perfect the Seller's security interest under the First, Second, Third and Fourth Promissory Notes, including without limitation mortgages, security agreements, financing statements, and collateral assignments; and (v) the Buyer will deliver to the Seller the consideration specified in Section 2(c) above.

          (f) ALLOCATION. The Parties agree to allocate the Preliminary Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with an allocation schedule in form and substance to be mutually agreed upon by the parties and delivered prior to the filing of Buyer's Federal income tax return for the year 1998, as amended to reflect any adjustment set forth in Section 2(g), Section 8, and Section 9 below.

          (g)  ADJUSTMENT TO PURCHASE PRICE.

               (i) Within 60 days after the Closing Date, the Seller will prepare and deliver to the Buyer (A) a draft consolidated balance sheet (the "DRAFT CLOSING DATE BALANCE SHEET") for the Acquired Assets and the Assumed Liabilities as of the close of business on the Closing Date, and (B) a computation and determination of the Adjusted Purchase Price in accordance with the provisions of this
          Section 2(g). The Seller will prepare the Draft Closing Date Balance Sheet in accordance with GAAP.

               (ii) If the Buyer has any objections to the Draft Closing Date Balance Sheet, it will deliver a detailed statement describing its objections to the Buyer within 30 days after receiving the Draft Closing Date Balance Sheet. The Buyer and the Seller will use reasonable efforts to resolve any such objections themselves. If the Parties do not obtain a final resolution within 30 days after the Seller has received the statement of objections, however, the Buyer and the Seller will select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Buyer and the Seller are unable to agree on the choice of an accounting firm, they will select a nationally recognized accounting firm by lot (the "ACCOUNTANT"), which shall be jointly instructed by the Buyer and the Seller to determine the Stockholder Equity and the Adjusted Purchase Price. The Accountant shall deliver to each of the Buyer and Seller its determinations within 30 days after receiving the joint instructions from the Buyer and the Seller, and the determinations of the Accountant shall be set forth in writing and will be conclusive and binding upon the Parties. The expenses of the Accountant shall be borne equally by the Buyer and the Seller. The Seller will give the Buyer the Draft Closing Date Balance Sheet, revised to reflect the Accountant's determinations. The "CLOSING DATE BALANCE SHEET" shall mean the Draft Closing Date Balance Sheet, together with any revisions thereto pursuant to this Section 2(g)(ii), including the determination of the Accountant. The

          "ADJUSTED PURCHASE PRICE" shall mean the Preliminary Purchase Price, together with any revisions thereto pursuant to this Section 2(g)(ii), including the determination of the Accountant.

               (iii) The Seller will make the work papers and back up materials used in preparing the Draft Closing Date Balance Sheet available to the Buyer and its accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation by the Buyer of the Draft Closing Date Balance Sheet, (B) the review by the Buyer of the Draft Closing Date Balance Sheet, and (C) the resolution by the Parties of any objection thereto.

               (iv)   The Adjusted Purchase Price will be determined by:

                      (A) reducing the Preliminary Purchase Price by the amount, if any, by which the Estimated Stockholder Equity exceeds the Stockholder Equity as of the close of business on the Closing Date; and

                      (B) increasing the Preliminary Purchase Price by the amount, if any, by which the Estimated Stockholder Equity is less than the Stockholder Equity as of the close of business on the Closing Date; provided that the Purchase Price will not exceed $23,000,000.

          (h) CONSENT OF STOCKHOLDERS. Simultaneously with the execution and delivery of this Agreement, (i) American Eco Corporation and U.S.I.S. Acquisition, L.L.C. have executed a consent to the execution of this Agreement and the consummation of the transactions contemplated hereby, a form of which is attached hereto as Exhibit G (the "STOCKHOLDERS CONSENT") and (ii) U.S. Industrial Services, Inc. has executed a consent to the execution of this Agreement and the consummation of the transactions contemplated hereby, a form of which is attached hereto as Exhibit H (the "SHAREHOLDER CONSENT").

          (i) ASSUMPTION OF EMPLOYEE BENEFIT PLANS. Buyer agrees that it shall, effective on the Closing Date, assume all Employee Benefit Plans maintained by the Seller, and all duties, rights and obligations thereunder. Buyer also agrees to assume all rights and obligations as a participating employer in the union plans set forth in Section 3(y) of the Disclosure Schedule, effective as of the Closing Date. Seller and Buyer agree that they shall cooperate in resolving any and all transitional issues which may arise in connection with the assumption of and participation in such plans by Buyer, including, without limitation, the crediting of past service, payment of contributions, compliance testing, and the filing of reports with governmental agencies.

          (j) WITHDRAWAL LIABILITY. With respect to each Multiemployer Plan listed in Section 3(y) of the Disclosure Schedule, Buyer agrees that it will be obligated to contribute to all such Plans, on and after the Closing Date, with respect to the Seller's operations, for substantially the same number of contribution base units for which Seller had an obligation to contribute prior to the Closing Date. Buyer and Seller further agree that if this transaction results in an assessment of withdrawal liability against the Seller with respect to any Multiemployer Plan, they shall take any and all actions which are necessary to satisfy the "sale of asset exception" under Section 4204 of ERISA, including, without limitation, the posting of a bond (or bonds) by the Buyer with the expense to be split equally by Buyer and Seller in accordance with ERISA Section 4204(a)(1)(C) within a reasonable period of time after the Closing Date. In connection with the foregoing, Seller agrees that it shall remain secondarily liable in accordance with ERISA Section

     4204(a)(1)(C) for any withdrawal liability it would have had to a Multiemployer Plan with respect to its operations if the Buyer incurs a complete or partial withdrawal with respect to a Multiemployer Plan within the first five plan years of such plan beginning after the Closing Date and Buyer's withdrawal liability is not paid. If Seller were to withdraw as of the Closing Date from each of the Multiemployer Plans listed in Section 3(y) of the Disclosure Schedule in a complete withdrawal under Section 4203 of ERISA, Seller's aggregate withdrawal liability to such plans under Subtitle E of ERISA would not exceed an amount set forth on the Most Recent Balance Sheet, except where such amount would not have a Material Adverse Effect.

          Section 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE STOCKHOLDER. Subject to the limitations set forth in the last sentence of
Section 8(a) hereof, the Seller and the Stockholder jointly and severally represent and warrant that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "DISCLOSURE SCHEDULE"). A disclosure in the Disclosure Schedule with respect to a particular lettered or numbered paragraph in this
Section 3 shall not be deemed to be an adequate disclosure or exception with respect to any representation or warranty of the Seller and Stockholder contained in any other lettered or numbered paragraph in this Section 3 unless such other lettered or numbered paragraph is specifically referenced in the disclosure. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
Section 3.

          (a) ORGANIZATION; QUALIFICATION AND CORPORATE POWER. Each of the Seller and the Stockholder is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect. Each of the Seller and the Stockholder has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the other Seller's Transaction Documents and to perform its obligations hereunder and thereunder, as the case may be. Without limiting the generality of the foregoing, each of the Stockholders and the board of directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement and each of the Seller's Transaction Documents constitutes the valid and legally binding obligation of the Seller and the Stockholder, as the case may be, enforceable in accordance with its terms and conditions. The Seller has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it, except for such licenses, permits and authorizations where the failure to possess or to have obtained will not have a Material Adverse Effect.
     Section 3(a) of the Disclosure Schedule lists the directors and officers of the Seller. The Seller has delivered to the Buyer correct and complete copies of the certificate of incorporation and bylaws of the Seller (as amended to date).

          (b)  CAPITALIZATION.

               (i) The Stockholder owns 100% of the issued and outstanding stock of the Seller.

               (ii) American Eco Corporation and U.S.I.S. Acquisition, L.L.C. together own more than 50% of the issued and outstanding stock of the Stockholder.

          (c) NONCONTRAVENTION. Except as otherwise set forth in Section 3(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Seller or the Stockholder is subject or any provision of the charter or bylaws of either the Seller or the Stockholder or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Seller or the Stockholder is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except in the case of each of the immediately preceding clauses (A) and (B), for such violations, conflicts, defaults or breaches that will not, individually or in the aggregate, result in any Liability to the Company. Neither the Seller nor the Stockholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except as set forth on
     Section 3(c) of the Disclosure Schedule.

          (d) BROKERS' FEES. Neither the Seller nor the Stockholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer may be liable.

          (e) TITLE TO ASSETS . The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, except for Permitted Encumbrances and properties and assets that are either (i) not shown on the Most Recent Balance Sheet and are not material or necessary for the operation of the business and operations of the Seller or
     (ii) disposed of in the Ordinary Course of Business since the date of such Most Recent Balance Sheet.

          (f)  SUBSIDIARIES; JOINT VENTURES.

               (i)    The Seller does not have any Subsidiaries.

               (ii) Section 3(f) of the Disclosure Schedule sets forth a list of each entity in which the Seller holds or has the right to acquire five percent (5%) or more of the equity, partnership, or other interest of such entity (each such entity, except Subsidiaries, being referred to as a "JOINT VENTURE") and a list of all material agreements relating thereto to which the Seller is a party ("JOINT VENTURE AGREEMENTS"). The Seller and, to the Seller's knowledge, each counterpart, is in compliance in all material respects with all of the terms, conditions, and obligations binding upon each of them in respect of each of the Joint Venture Agreements, and as of the date hereof none of the respective Joint Venture Agreements has been terminated. The Seller has delivered true and correct copies of each Joint Venture Agreement, as amended, modified or supplemented, to the Buyer and all waivers executed thereunder. The Seller's interest in each of the Joint Ventures is directly owned by the Seller as indicated on the Disclosure Schedule and, except for any restriction on transfer contained in the Joint Venture Agreements, is free and clear of any material Lien or any other limitation or restriction (including any restriction on the right to vote, if any, sell, or otherwise dispose of such interest). There are no outstanding obligations of the Seller to fund or make a further investment in any Joint Venture, other than those that are described in Section 3(f) of the Disclosure Schedule.

          (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit I are the following financial statements (collectively, the "FINANCIAL STATEMENTS"):
     (i) audited balance sheets and statements of income, retained earnings, and cash flows as of and for (A) the fiscal years ended June 30, 1995, June 30, 1996, and June 30, 1997 and (B) the four months ended October 31, 1997 (the "MOST RECENT FISCAL YEAR END") for the Seller; and (ii) unaudited balance sheet and statements of income, retained earnings, and cash flows (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the fiscal year ended September 30, 1998 (the "MOST RECENT FISCAL MONTH END") for the Seller.
     The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete in all material respects).

          (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller that has or would have a Material Adverse Effect. Without limiting the generality of the foregoing, since that date and except either (A) as expressly required hereunder or expressly required under any of the other Seller's Transaction Documents, or (B) as otherwise set forth in Section 3(h) of the Disclosure Schedule:

               (i) the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) the Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either (x) involving more than $500,000, individually, for the provision of labor, services or materials for customers entered into in the Ordinary Course of Business ("ORDINARY COURSE CONTRACTS"); (y) involving more than $500,000, individually or in the aggregate, excluding all Ordinary Course Contracts; or (z) outside of the Ordinary Course of Business;

               (iii) no party (including the Seller) has accelerated, terminated (except with respect to those agreements, contracts, leases or licenses which have expired by their express terms), modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $500,000, individually or in the aggregate, to which the Seller is a party or by which it is bound;

               (iv) the Seller has not imposed any Security Interest upon any of its assets, tangible or intangible, other than in connection with the acquisition of machinery and equipment in the Ordinary Course of Business;

               (v) the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $500,000, individually or in the aggregate, or outside the Ordinary Course of Business;

               (vi) the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $15,000 or outside the Ordinary Course of Business;

               (vii) the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $15,000, individually or in the aggregate, other than in connection with the acquisition of machinery and equipment in the Ordinary Course of Business;

               (viii) the Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (ix) the Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either (A) involving the Seller, the Seller's directors or officers, any Associate of the Seller, any Associate of the Seller's directors or officers, or any of the Seller Receivables, or (B) outside the Ordinary Course of Business;

               (x) the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xi) there has been no change made or authorized in the articles of incorporation or bylaws of the Seller;

               (xii) the Seller has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xiii) the Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) the Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to any of its material property in excess of $500,000, individually or in the aggregate;

               (xv) the Seller has not made any loan to, entered into any incentive compensation or bonus agreement or program, distributed or agreed to distribute any funds outside of the Ordinary Course of Business to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xvi) except as expressly provided in this Agreement or any of the other Seller's Transaction Documents, the Seller has not made any loan to, entered into any incentive compensation or bonus agreement or program, distributed or agreed to distribute any funds outside of the Ordinary Course of Business to, or entered into any other transaction with, any of the stockholders;

               (xvii) except as expressly provided by this Agreement or any of the other

          Seller's Transaction Documents, the Seller has not entered into any agreement, contract, lease or license, written or oral, or modified the terms of any existing agreement, contract, lease or license, with the Stockholder or any of the Seller's directors or officers or with any Associate of the Stockholder or Associate of any of the Seller's directors or officers;

               (xviii) other than "at will" employments entered into in the Ordinary Course of Business which do not provide for any agreements with respect to severance pay, the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xix) the Seller has not granted any increase in the base compensation, incentive compensation or bonus of any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xx) the Seller has not granted any increase in the base compensation, incentive compensation or any bonus to the employees of the Seller outside the Ordinary Course of Business;

               (xxi) the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xxii) the Seller has not made any other change in employment terms for any of its directors or officers, outside the Ordinary Course of Business and has not paid any severance or made any commitment to pay any severance to any director or officer ;

               (xxiii) the Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xxiv) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller;

               (xxv) the Seller has not made or committed to make any acquisition of all or substantially all of the assets or property of any business or any stock of any business; and

               (xxvi)  the Seller has not committed to any of the foregoing.

          (i) UNDISCLOSED LIABILITIES. The Seller has no Liability (and, to the Seller's knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) except for: (i) Liabilities set forth on the face of the Most Recent Balance Sheet (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law); (iii) Liabilities disclosed in Schedule 1 attached hereto (including the obligation of the Seller to perform the express terms and provisions of any contract or agreement described in the Disclosure Schedule other than as a result of a breach or a default under such contracts or agreements, unless such breach or default would not be required to be disclosed under the express terms of the Seller's representations and warranties set forth herein): (iv) Permitted Encumbrances; and (v) any obligations of the Seller to perform the express terms and provisions of any agreement, note, bond or debt security that is not expressly required to be disclosed in the Disclosure Schedule under Section 3(h) above, other than as a result of a breach or default under such agreement, note, bond or debt security unless such breach or default would not be required to be disclosed under the express terms of any of the Seller's representations or warranties set forth herein.

          (j) LEGAL COMPLIANCE. The Seller and its Affiliates have operated from November 18, 1997, and the Seller and its Affiliates will continue to operate through the Closing Date, in compliance in all material respects with all conditions and requirements of all applicable federal, state and local laws, statutes, ordinances, rules, regulations, permits, policies, guidelines, orders, franchises, authorizations and consents, except where the failure to so comply would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

          (k)  TAX MATTERS.

               (i) Except as set forth on Section 3(k) of the Disclosure Schedule, there are no Security Interests on the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since June 30, 1993.

          (l)  REAL PROPERTY.

               (i) Section 3(l)(i) of the Disclosure Schedule lists and describes briefly all real property that the Seller owns. With respect to each such parcel of owned real property:

                      (A) the Seller is and at Closing will be the only record, legal and beneficial owner of and has (or will have at Closing) fee simple title to the parcel of real property, free and clear of any Encumbrance other than the Permitted Encumbrances;

                      (B) there are no pending or, to the knowledge of the Seller, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

                      (C) to the knowledge of the Seller, (1) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, (2) except as disclosed on the survey, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to

               "permitted non-conforming use" or "permitted non-conforming structure" classifications), and (3) except as disclosed on the survey, do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type of restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                      (D) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof (except for such approvals, licenses and permits where the failure to receive the same would not have a Material Adverse Effect) and have been operated and maintained in accordance with applicable laws, rules, and regulations, except for such failure(s), which, individually or in the aggregate, would not have a Material Adverse Effect;

                      (E) other than as set forth in Section 3(l)(i) of the Disclosure Schedule, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties other than Seller the right of use or occupancy of any portion of the real property;

                      (F) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                      (G) there are no parties (other than the Seller) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 3(l)(i) of the Disclosure Schedule who are in possession of space to which they are entitled;

                      (H) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, if applicable, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

                      (I) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property.

               (ii) Section 3(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller. The Seller has not permitted the occupancy of any third party with respect to the real property listed on Section 3(l)(ii) of the Disclosure Schedule or subleased or assigned its rights in such property. The Seller has delivered to the Buyer correct and complete copies of the leases listed in Section 3(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease listed in Section 3(l)(ii) of the Disclosure Schedule:

                      (A) the lease is legal, valid, binding, enforceable, and in full force and effect;

                      (B) subject to the delivery of the Required Consents, the lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                      (C) the Seller is not, and to the Seller's knowledge, no other party to the lease or sublease is in breach or default, and no event has occurred with respect to the Seller, or to the Seller's knowledge, which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (D) the Seller has not, and to the Seller's knowledge, no other party to the lease has repudiated any provision thereof;

                      (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease;

                      (F) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold;

                      (G) all facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations, except where failure to so maintain or operate such facilities would not have a Material Adverse Effect;

                      (H) all facilities leased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                      (I) the owner of the warehouse located at 141 East 141st Street, Hammond, Indiana and leased to the Seller has good and marketable title to the parcel of real property free and clear of any Security Interest (except for Security Interests created solely by Alpha Steel), easement, covenant, or other restriction, except for real estate taxes not yet due and payable and installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions, in each case which do not impair the current use or occupancy of the property subject thereto.

          (m)  INTELLECTUAL PROPERTY.

               (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Seller as presently conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

               (ii) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller and its directors and officers (and employees with responsibility for Intellectual Property matters) has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party).
          Neither the Seller, nor any of its directors and officers (and employees with responsibility for Intellectual Property matters for the Seller) has any Basis for believing that any third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

               (iii) Section 3(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 3(m)(iii) of the Disclosure
          Schedule:

                      (A) the Seller possesses all right, title, and interest in and to the item, free and clear of any Encumbrance, except for the Permitted Encumbrances;

                      (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending, or to the Seller's knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                      (D) the Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except as provided in any license or agreement with respect to any of its Intellectual Property to the extent such licenses or agreements are set forth in Section 3(m) of the Disclosure Schedule.

               (iv) Except for "shrink wrap" licenses relating to non-customized software purchased by the Seller for use in its operations, each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or other permission identified on Section 3(m)(iv) of the Disclosure Schedule. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of used Intellectual Property required to be identified in Section 3(m)(iv) of the Disclosure

          Schedule:

                      (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                      (B) subject to the delivery of the Required Consents, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on terms which are, in all material respects, substantially the same as the terms in effect immediately prior to the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                      (C) the Seller is not, and to the Seller's knowledge, no other party of such license, sublicense, agreement, or permission is in breach or default thereunder, and to the Seller's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (D) to the Seller's knowledge, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                      (E) to the Seller's knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (F) to the Seller's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                      (G) except as set forth on Section 3(m)(iv) of the Disclosure Schedule, the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               (v) Except as set forth in Section 3(m)(v) of the Disclosure Schedule, to the knowledge of the Seller, the Seller is not interfering with, infringing upon, misappropriating, or in conflict with, any Intellectual Property rights of third parties as a result of the operation of its businesses as presently conducted.

          (n) TANGIBLE ASSETS. Section 3(n) of the Disclosure Schedule lists all of the Seller's machinery, equipment and other tangible assets other than real property. The Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted, and each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

          (o) CONTRACTS. Section 3(o) of the Disclosure Schedule lists the following contracts and other agreements to which the Seller is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property which involves annual payments in excess of $10,000 and which may not be terminated by the Seller for any reason and without payment of any premium or penalty upon 30 days' notice to or from any Person;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year and involves the payment or receipt of any amount in excess of $10,000;

               (iii) any agreement concerning the Seller's investments or equity participation in a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation which involves the payment of any amount in excess of $10,000;

               (v) any agreement concerning confidentiality or noncompetition or other commitment limiting the ability of a party to compete in any line of business, with any person or in any geographic area, whether for the benefit of the Seller or of a third party;

               (vi) any agreement involving the Stockholder and its Affiliates (other than the Seller);

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the Seller's current or former directors, officers, and employees;

               (viii)  any collective bargaining agreement;

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

               (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

               (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect; or

               (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000 and may not be terminated by the Seller for any reason and without penalty or premium upon thirty (30) days' written notice;

               (xiii) a list of all of the Customer Contracts and the status thereof (the "CONTRACT STATEMENT");

               (xiv) a list of all of the Subcontracts and the status thereof including specifically the following information with respect to each such Subcontract: contract number, name and address of subcontractor, vendor or supplier, a description of work to be performed thereunder, original Subcontract price, value and description of all approved change orders, the value and description of all unapproved change order requests by any such subcontractor, vendor or supplier, subcontract billings to date by any such subcontractor, vendor or supplier, and payments made by the Seller to such subcontractor, vendor or supplier to date (the "SUBCONTRACT STATEMENT");

               (xv) each other agreement, contract, or commitment (other than Customer Contracts not listed on Section 3(o)(xv) of the Disclosure Schedule) which contain terms providing for the termination, default, loss of rights or privileges, acceleration of payment, or any other change in the terms or conditions of such document upon the sale or exchange of a majority of the common stock of the Seller or upon any change in control of the Seller, except where any such termination, default, loss of rights or privileges, acceleration of payment or other change in terms or conditions would not have a Material Adverse Effect.

          The Seller has made available to the Buyer (or its representatives) a correct and complete copy of each written agreement listed in Section 3(o) of the Disclosure Schedule (as amended to date) that is in existence and a written summary, contained in Section 3(o) of the Disclosure Schedule, setting forth the terms and conditions of each oral agreement referred to in Section 3(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) subject to the procurement of consent to assignment in accordance with Section 5(b) or Section 6(d) of this Agreement, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above) and for a period of one year thereafter; (C) the Seller is not, and to the Seller's knowledge, no other party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) the Seller, and to the Seller's knowledge, no other party has repudiated any provision of the agreement.

          (p) NOTES AND ACCOUNTS RECEIVABLE. Except as set forth in Section 3(p) of the Disclosure Schedule, all notes and accounts receivable of the Seller are reflected properly on its books and records, and (i) arose out of bona fide, arms' length transactions, (ii) are in all material respects valid receivables subject to no setoffs or counterclaims, (iii) are current and collectible, and (iv) will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

          (q) UNBILLED REVENUES. All of the unbilled revenue and disbursements reflected in the Most Recent Financial Statements have been properly determined on a basis consistent with applicable contract terms and such amounts will become good and collectible accounts receivable in the Ordinary Course of Business.

          (r) POWERS OF ATTORNEY. Other than as set forth in Section 3(r) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Seller.

          (s) INSURANCE. Section 3(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller, whether underwritten individually by the Company or jointly with others. Section 3(s) of the Disclosure Schedule also sets forth the following information with respect to such self-insurance arrangements and each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past four years:

               (i)    the name, address, and telephone number of the agent;

               (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (iii)  the policy number and the period of coverage;

               (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

          With respect to each such self-insurance arrangement and insurance policy: (A) the arrangement or policy is legal, valid, binding, enforceable, and in full force and effect in accordance with its express terms; (B) the arrangement or the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on terms that following the consummation of the transactions contemplated hereby are, in all material respects, substantially the same as the terms in effect immediately prior to the consummation of the transactions contemplated hereunder; (C) neither the Seller nor, to Seller's knowledge, any other party to the arrangement or the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default by the Seller, or, to Seller's knowledge, a breach or default by any other party to the arrangement or the policy, or permit termination, modification, or acceleration, under the arrangement or the policy; and (D) neither the Seller nor, to the Seller's knowledge, any other party to the arrangement or the policy, has repudiated any provision thereof. The Seller has been covered during the past six years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

          (t) LITIGATION. Section 3(t) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the knowledge of the Seller and the directors and officers (and employees with responsibility for litigation matters) of the Seller, is threatened to be made a party to any action, charge, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the Seller and the directors and officers (and employees with responsibility for litigation matters) of the Seller has knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation to be brought or threatened against the Seller other than those listed on Section 3(t) of the Disclosure Schedule. Section 3(t) of the Disclosure Schedule also sets forth the Seller's reserves for each of the actions, suits, proceedings, hearings, and investigations that it has recorded on its books and records and reported on the balance sheet of its Most Recent Financial Statements.

          (u) WARRANTY. Each product manufactured, sold, leased, or delivered by the Seller and each service rendered by the Seller has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Seller has no Liability that would have a Material Adverse Effect (and to Seller's knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller that would give rise to any Liability that would have a Material Adverse Effect) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Balance Sheet. Except as set forth in Section 3(u) of the Disclosure Schedule, no product manufactured, sold, leased, or delivered by the Seller and no service rendered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions. Section 3(u) of the Disclosure
     Schedule includes copies of the standard terms and conditions for the Seller (containing applicable guaranty, warranty, and indemnity provisions).

          (v) LIABILITY. Except as disclosed in Section 3(v) of the Disclosure Schedule and except for any Liabilities which, individually or in the aggregate, would not have a Material Adverse Effect, the Seller has no Liability (and, to Seller's knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller that would give rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller and any service rendered by the Seller.

          (w) EMPLOYEES. Section 3(w) of the Disclosure Schedule lists each employee of the Seller and each employee's respective job title or position and current salary. To the knowledge of the Seller and the directors and officers (and employees with responsibility for employment matters) of the Seller, no executive, key employee, or group of employees has any plans to terminate employment with the Seller. Except as set forth in Section 3(w) of the Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (A) entitle any Person to severance pay, unemployment compensation, or any similar compensation, (B) accelerate any time of payment or vesting or increase the amount of any compensation due to any Person, (C) entitle any Person to any parachute payment within the meaning of Section 280G of the Code, or (D) will not also constitute a breach of any contract of employment. The Seller has not incurred or reasonably expects to incur any liability or obligation under the Workers Adjustment Retraining Notification Act or any similar state law ("WARN") prior to or after the Closing; and within the six month period immediately following the Closing Date, the Seller and no Person who together with whom the Seller would be treated as an "employer" for purposes of WARN will incur any such liability if, during such six month period, only terminations of employment of not more than 50 employees occur in the normal course of operations.

          (x) COLLECTIVE BARGAINING AGREEMENTS. Except as set forth on Section 3(x) of the Disclosure Schedule, the Seller is not a party to, bound by or currently negotiating any collective bargaining agreement or any other agreement with a labor union. There is not pending or, to the knowledge of the Seller, threatened, any labor dispute, strike, work stoppage, grievance, claim of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practices or violated any collective bargaining provision.

          (y)  EMPLOYEE BENEFITS.

               (i) Section 3(y) of the Disclosure Schedule lists each Employee Benefit Plan that the

          Seller maintains or to which the Seller contributes.

                      (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                      (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and summary plan descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan, to the extent applicable.

                      (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                      (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is described on
               Section 3(y) of the Disclosure Schedule as meeting the requirements of Code Sec. 401(a), meets the requirements of a "qualified plan" under Code Sec. 401(a) and has within the last three years, either received a favorable determination letter from the Internal Revenue Service.

                      (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                      (F) The Seller has made available to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (ii) With respect to each Employee Benefit Plan that the Seller and the Controlled Group of Corporations which includes the Seller maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                      (A) No such Employee Benefit Plan which is an Employee Pension

               Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                      (B) There have been no prohibited transactions, within the meaning set forth in ERISA Section 406 and Code
               Section 4975, with respect to any such Employee Benefit Plan. No fiduciary, within the meaning set forth in ERISA Section 3(21), has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Seller's knowledge, threatened. The Seller does not have any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                      (C) The Seller has not incurred, nor will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (iii) Except as provided on Section 3(y) of the Disclosure Schedule, the Seller, and the other members of the Controlled Group of Corporations that includes the Seller contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

               (iv) The Seller does not maintain and has never maintained, does not contribute and has never contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

          (z) GUARANTIES. Except as set forth in Section 3(z) of the Disclosure Schedule, the Seller is not a guarantor nor is otherwise liable for any Liability or obligation (including indebtedness) of any other Person other than as endorser of checks received by it and deposited in the Ordinary Course of Business.

          (aa) ENVIRONMENT, HEALTH, AND SAFETY.

               (i) The Seller and its Affiliates have complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been served, filed, or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Seller and its Affiliates have obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

               (ii) Except as set forth in Section 3(aa)(ii) of the Disclosure Schedule, the Seller has no Liability and none of the Seller and its Affiliates has handled, transported, stored, treated or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, allowed or arranged for any third person to transport, store, treat, or dispose of waste, (including, but not limited to asbestos or asbestos-containing materials), to or at (1) any location other than a site lawfully permitted to receive such waste for such purposes or (2) any location designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as from time to time amended, or any similar federal or state statute assigning responsibility for the cost of investigating or remediating releases of contaminants into the environment; nor has the Seller performed, arranged for, or allowed by any method or procedure, such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which gives rise to any Liability whatsoever; and the Seller has not disposed, nor has it allowed or arranged for third parties to dispose, of waste upon property owned or leased by it, except as permitted by law. Without limiting the generality of the foregoing, except as set forth in Section 3(aa)(ii) of the Disclosure Schedule, the Seller has not received any notification (including requests for information directed to it) from any governmental agency asserting that it is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment, or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases or contaminants into the environment. There has been no release (for the purpose of any applicable environmental law) of any hazardous waste or hazardous substance on, into, or beneath any real property owned or leased by the Seller, and the Seller does not have any Liability for any remedial or corrective action on any real property. The Seller has not owned or operated any property or facility in any manner that forms the Basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

               (iii) All properties and equipment used in the business of the Seller and its predecessors and Affiliates have been and are free of Hazardous Substances, except as permitted by law.

               (iv) Except as set forth in Section 3(aa)(ii) of the Disclosure Schedule, no underground storage tanks, as defined in the Resource Conservation and Recovery Act of 1970, as amended or under any applicable state law, are present on any of the properties used by the Seller, and no such tanks were previously abandoned or removed.

          (bb) CERTAIN BUSINESS RELATIONSHIPS WITH THE SELLER. Except as otherwise set forth in Section 3(bb) of the Disclosure Schedule, none of the Stockholder and its Affiliates has been involved in any business arrangement or relationship with the Seller within the past 12 months, and none of the Stockholder and its Affiliates owns any asset, tangible or intangible, which is used in the business of the Seller.

          (cc) CONFORMANCE WITH STANDARD OF CARE. The performance by the Seller of all services with respect to the Customer Contracts has been conducted in all material respects in accordance with all applicable industry standards at the time and within the locality where the services were performed including, without limitation, compliance in all material respects with all applicable laws, regulations, and standards governing the provision of such services except where the failure to so comply would not have a Material Adverse Effect.

          (dd) RELATIONSHIPS WITH CUSTOMERS. Except as set forth in Section 3(dd) of the Disclosure Schedule, no customer of the Seller, which for the 12 month period ending September 30, 1998, accounted for more than 2% of the total revenue for the Seller, has (1) refused to honor any of its commitments, (2) presented the Seller with written information indicating dissatisfaction with the quality or price of the Seller's services, or (3) indicated that it would not renew any existing vendor agreement, maintenance agreement or blanket purchase order or that it would generally not continue doing business with the Seller on a basis similar to that previously conducted.

          (ee) DISCLOSURE.  The representations and warranties contained in this
     Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

          (ff) CLAIMS WITH RESPECT TO STOCK PURCHASE. Neither Seller nor Stockholder or any of their affiliates has made or threatened making any claims under the Stock Purchase Agreement entered into as of September 30, 1997 (the "STOCK PURCHASE AGREEMENT"), by and among EIF Holdings, Inc., a Hawaii corporation, and Leo J. Manta, Steven A. Manta, Michael J. Chakos, John L. Manta, Allan DeLange, John L. Manta, as Trustee of Zachary Manta Trust, John L. Manta, as Trustee of Erica Manta Trust, John L. Manta, as Trustee of Alexander Manta Trust, Leo G. Manta, and Jon S. Claypool (the "FORMER STOCKHOLDERS") or otherwise with respect to the transactions contemplated under the Stock Purchase Agreement and there have been no breaches or misrepresentations of the representations and warranties made by Seller's Former Stockholders, Seller or Stockholder under the Stock Purchase Agreement or any other agreements or documents executed in connection with the transactions contemplated by the Stock Purchase Agreement.

          (gg) BOARD APPROVAL. The Boards of Directors of both the Seller and the Stockholder have approved, ratified, confirmed and adopted the terms of this Agreement and the consummation of all the transactions contemplated thereby.

          Section 4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4).

          (a) ORGANIZATION OF THE BUYER. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full limited liability company power and authority) to execute and deliver this Agreement and each of the Buyer's Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Each of this Agreement and the Buyer's Transaction Documents to which it is a party constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or any of the other Buyer's Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or (iii) result in the imposition of any Security Interest upon any of its assets other than any financing obtained by Buyer in connection with this Agreement and the other Buyer's Transaction Documents, and except in the case of each of the immediately preceding clauses (i), (ii) and (iii) for such violations, conflicts, defaults or breaches that will not, individually or in the aggregate, either (A) result in the failure of the Buyer to deliver the Purchase Price, or (B) otherwise adversely affect the ability of the Buyer to perform its other obligations hereunder in accordance with the terms hereof or the terms of any of the other Buyer's Transaction Documents. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

          (d) HART-SCOTT-RODINO FILING. No notification or other filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transactions contemplated by this Agreement.

          (e) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

          Section 5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

          (b) NOTICES AND CONSENTS. The Seller will use its best efforts to obtain the Required Consents as set forth in Section 5(b) of the Disclosure Schedule. The Seller will give any notices to third parties and will use its best efforts to obtain any third party consents, that the Buyer may reasonably request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

          (c) OPERATION OF BUSINESS. Except as expressly provided for in this Agreement, the Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, except as expressly provided for in this Agreement, the Seller will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) declare, set aside, agree to pay or pay any bonus or other compensation outside the Ordinary Course of Business, (iii) loan, guaranty or agree to loan or guaranty any amount to any of the Seller or third party, or (iv) otherwise engage in any practice, take any action, or enter into any transaction which would be required to be disclosed under Section 3(h) above.

          (d) PRESERVATION OF BUSINESS. The Seller will use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees, consistent with past custom and practice.

          (e) FULL ACCESS. The Seller will permit representatives of the Buyer to have full access at all reasonable times, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Seller.

          (f) NOTICE OF DEVELOPMENTS. Each of the Seller and the Stockholder will give prompt written notice to the Buyer of any material adverse development of which it becomes aware that causes a breach of any of the representations and warranties in Section 3 above. The Buyer will give prompt written notice to the Seller and the Stockholder of any material adverse development of which any of it becomes aware that causes a breach of any of its own representations and warranties in Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g) EXCLUSIVITY. Until such time as this Agreement shall have been terminated, neither the Seller nor the Stockholder will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. During the term hereof, each of the Seller and the Stockholder will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          (h) TRANSITION. Prior to the Closing, the Seller will not take any action that is intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Seller after the Closing as it maintained with the Seller prior to the Closing.

          Section 6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

          (a) GENERAL. In case at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Seller.

          (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any claim brought under or pursuant to this Agreement or any of Seller's Transaction Documents or Buyer's Transaction Documents or otherwise in connection with any of the transactions contemplated under this Agreement or any of the Seller's Transaction Documents or Buyer's Transaction Documents or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

          (c) CONFIDENTIALITY. The Seller will treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(c). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled or required by applicable law to disclose any Confidential Information to any tribunal, the Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Seller shall use its reasonable best efforts to obtain, at the request and sole expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          (d) CONSENTS. The Seller will use its best efforts to receive and complete the Required Consents should the Buyer require cooperation from the Seller in obtaining such Required Consents.

          (e) EMPLOYEES. Effective as of the Closing Date, Buyer shall offer employment to all employees who are actively employed by the Seller immediately prior to Closing.

          (f) FINANCING. Seller will cooperate with Buyer in securing financing in connection with the consummation of the transactions contemplated in this Agreement. No default under the Fourth Promissory Note shall have occurred if the Seller defaults under this covenant Section 6(f).

          (g) TITLE INSURANCE. The Seller will obtain the following title insurance commitments, policies, and riders in preparation for the Closing with respect to each parcel of real estate that the Seller owns, an ALTA Owner's Policy of Title Insurance Form B-1970 (or equivalent policy reasonably acceptable to the Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1970 is not available) issued by a title insurer reasonably satisfactory to the Buyer, in such amount as the parties shall stipulate in the allocation schedule in form and substance to be mutually agreed upon by the parties to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Seller as of the Closing
     (subject only to the Permitted Encumbrances). At time of delivery of title commitments, Seller shall also deliver to Buyer legible copies of all Schedule B exceptions thereto. Each title insurance policy delivered under this Section 5(h) shall as of Closing (A) insure title to the real property and all recorded easements benefiting such real property, (B) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (C) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the survey delivered with respect to such property, and (D) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another.

          Section 7.  CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) the Seller shall have used its best efforts to procure all of the Required Consents, all of the title insurance commitments, policies, and riders specified in Section 5(h) above;

               (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own any of the Acquired Assets, to operate the former businesses of the Seller, or (D) affect adversely the right of the Seller to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (v) the Seller shall have delivered to the Buyer no later than the second business day prior to the Closing Date an officer's certificate setting forth the Estimated Stockholder's Equity;

               (vi) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

               (vii) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to the Buyer, and dated as of the Closing Date;

               (viii) each of the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

               (ix) the Seller shall have delivered to the Buyer a consent in the form attached hereto as Exhibit K for each of the employees list on attached Schedule 7(a)(ix); and

               (x) all actions to be taken by the Seller in connection with consummation of each of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer. The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transact ions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

               (v) the Seller shall have received from counsel to the Buyer an opinion in form and substance to be mutually agreed upon by the parties, addressed to the Seller, and dated as of the Closing Date;

               (vi) the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above; and

               (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller. The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

          Section 8.  SURVIVAL AND INDEMNIFICATION.

          (a) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties, covenants, and agreements contained in this Agreement and in any certificate, schedule, document, or other writing delivered pursuant hereto have been relied upon and shall survive the Closing hereunder until October 28, 2000. Notwithstanding anything to the contrary herein, all of the representations, warranties, covenants, and agreements contained in this Agreement and in any certificate, schedule, document, or other writing delivered by the Stockholder pursuant hereto will relate only to the period from November 18, 1997 until the Closing.

          (b)  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE BUYER.

               (i) In the event of a misrepresentation or breach (or in the event any third party alleges facts that, if true, would mean a misrepresentation or breach) of any of the Seller or Stockholder's representations, warranties, and covenants contained in this Agreement, and, provided the Buyer makes a written claim for indemnification against the Seller and/or the Stockholder pursuant to Section 10(g) below within the survival period set forth in
          Section 8(a) above, then the Seller and Stockholder jointly and severally agree to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the misrepresentation or breach (or the alleged misrepresentation or breach).

               (ii) The Seller and Stockholder jointly and severally agree to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law).

          (c)  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE SELLER.

               (i) In the event of a misrepresentation or breach (or in the event any third party alleges facts that, if true, would mean a misrepresentation or breach) of any of the Buyer's representations, warranties, and covenants contained in this Agreement, and, provided the Seller makes written claim for indemnification against the Buyer pursuant to Section 10(g) below within the survival period set forth in Section 8(a) above, then the Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (ii) The Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

          (d)  MATTERS INVOLVING THIRD PARTIES.

               (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against the other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will in accordance with and subject to the terms of this Section 8, indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party may consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party provided the Indemnifying Party pays any and all monetary obligations relating to such judgment or settlement, unless: (i) such judgment or settlement imposes any non-monetary obligation upon the Indemnified Party, or
          (ii) such judgment or settlement is, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party.

               (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

          (e) ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this
     Section 8.  All indemnification payments
     under this Section 8 shall be deemed adjustments to the Purchase Price.

          (f) RECOUPMENT. Before seeking any cash indemnification payments otherwise due from Seller or Stockholder hereunder, Buyer may recoup or set off all or any part of any Adverse Consequences for which it is entitled to receive indemnification from Seller under this Section 8 by giving 30 days notice to the Seller that the Buyer is reducing the principal amount outstanding under the Promissory Notes, either individually or collectively as the Buyer shall determine; provided, however, that Buyer shall not recoup or set off any amounts due on the first anniversary of the date hereof; provided further, however, that any amount of Stockholder Equity determined hereunder be in excess of $8,000,000 shall be credited against any right to recoup or set off against the principal under the Promissory Notes. Such reduction shall affect the timing and amount of payments required under each of the Promissory Notes in the same manner as if the Buyer had made a permitted prepayment (without premium or penalty) thereunder.

          (g) INDEMNIFICATION PAYMENTS. The Buyer's remedy for any indemnification hereunder shall be cash indemnification payments due from the Seller and Stockholder jointly and severally to the Buyer. An Indemnifying Party's indemnification obligations hereunder shall be subject to the following further limitations. Notwithstanding anything herein to the contrary, no Party shall be entitled to receive any indemnification payments in accordance with this Section 8 unless and until such Party is entitled to $50,000 with respect to the aggregate amount of all claims of such Party, whereupon such Party shall only receive indemnification payments in excess of such amount. Furthermore, the Seller and the Stockholder shall not have any liability for indemnification pursuant to this Section 8 in excess of the Purchase Price.

          (h) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions under this Section 8 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

          Section 9.  TERMINATION.

          (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

               (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, or
          (B) if the Closing shall not have occurred on or before November 30, 1998, by reason of the failure of any condition precedent under
          Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant in any material respect contained in this Agreement); and

               (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, or
          (B) if the Closing shall not have occurred on or before November 30, 1998, by reason of the failure of any condition precedent under
          Section 6(b) hereof (unless the failure
          results primarily from the Seller itself breaching any representation, warranty, or covenant in any material respect contained in this Agreement).

          (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party, except for any Liability of any Party then in breach or as provided in Section 9(c) below.

          (c) SPECIFIC PERFORMANCE. Notwithstanding anything in this Agreement to the contrary including Section 10(n) below, if, on the Closing Date, the Buyer (i) has complied with all of the conditions to Closing contained in
     Section 6(b), (ii) has notified the Seller of its intention to consummate the transactions contemplated under this Agreement, and (iii) is ready and able to pay the Preliminary Purchase Price and furnishes evidence to that effect to the Seller, and if the Closing does not then occur due to the refusal of the Seller to so consummate the transactions contemplated under this Agreement, the Buyer will be entitled to specifically enforce the terms of this Agreement in a court of competent jurisdiction, it being acknowledged that monetary damages due the Buyer in such case cannot be adequately determined at law.

          Section 10. MISCELLANEOUS.

          (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. The Seller and the Stockholder shall not issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer.

          (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Buyer may (i) collaterally assign any or all of its rights and interests hereunder to any of the Buyer's lenders (ii) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (iii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given upon receipt if it is sent by facsimile or reputable express courier, and addressed or otherwise sent to the intended recipient as set forth below:

          If to the Seller:

               Michael J. Chakos
               J.L. Manta, Inc.
               5233 Hohman Avenue
               Hammond, Indiana 46320
               Facsimile: (219) 933-1075

               Copies to:

               Robert L. Graham
               Jenner & Block
               One IBM Plaza
               Chicago, Illinois 60611
               Facsimile: (312) 527-0484

          If to the Stockholder:

               David Norris
               U.S. Industrial Services, Inc.
               c/o American Eco Corporation
               11011 Jones Road
               Houston, Texas 77070
               Facsimile: (281) 774-7005

               Copy to:

               Gary I. Levenstein
               Ungaretti & Harris
               3500 Three First National Plaza
               Chicago, Illinois 60602
               Facsimile: (312) 977-4405

          If to the Buyer:

               Michael Rothman
               Kenny Industrial Services, L.L.C.
               2650-B Bradley Place
               Chicago, Illinois 60618
               Facsimile: (312) 654-4942

               Copy to:

               H. George Mann
               McDermott, Will & Emery
               227 West Monroe Street, Suite 5500
               Chicago, Illinois 60606
               Facsimile: (312) 984-3669

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (EITHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

          (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided all vehicle and equipment title transfer fees and expenses which will be borne by the Seller with respect to the first $5,000 of such costs and expenses and thereafter shall be split equally between Buyer and Seller. The Stockholder agrees that the Seller has not borne nor will bear any of the costs and expenses of the Stockholder (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

          (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The

     Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules (including the Disclosure Schedule) identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

          (o) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Illinois in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process
     (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(o), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                                  * * * * *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        KENNY INDUSTRIAL SERVICES, L.L.C.


                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------

                                        J.L. MANTA, INC.


                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------

                                        U.S. INDUSTRIAL SERVICES, INC.


                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------